Exhibit 99.1

Zoned Properties Reports Strong Q1 2024 Financial Results Amidst Strategic Growth Initiatives; Posts Revenue Growth of 22% and Positive Net Income

Significant Momentum in Shift to Direct-to-Consumer Real Estate Focus;

Announced Share Repurchase Program Subsequent to Quarter End for up to $1 Million;

Announced Listing of Non-Core Asset in Chino Valley for $16 Million Subsequent to Year End

SCOTTSDALE, Ariz., May 14, 2024 /AccessWire/ -- Zoned Properties®, Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY), a technology-driven property investment company for emerging and highly regulated industries, including legalized cannabis, today announced its financial results for the first quarter ended March 31, 2024, as well as recent highlights as it relates to the Company’s ongoing progress.

Recent Highlights:

●	Subsequent to quarter end, the Company announced the Board of Directors approved a stock repurchase program, pursuant to which the Company is authorized to purchase up to $1 million of its common stock over an unlimited time period.

●	Subsequent to year end, announced strategic geographic expansion with acquisition of prime dispensary location in Chicago leased to Justice Cannabis Co.’s BLOC, marking an entry into one of the largest urban markets for legalized cannabis at a 16.5% cap rate.

●	Subsequent to year end, announced agreement to acquire property for $2.75 million leased to Sunday Goods after receiving cannabis approvals for new retail dispensary in Arizona at a 12.7% cap rate.

●	Subsequent to year end, listed cultivation property in Chino Valley, Arizona for sale at a purchase price of $16 million. This potential transaction marks a significant development in the Company’s strategic real estate portfolio optimization. The Chino Valley Property has been a valuable non-core asset within the Company’s portfolio and this potential sale is part of a strategic shift to streamline the Company’s portfolio and concentrate efforts on a direct-to-consumer real estate strategy.

Financial Highlights for the Quarter Ended March 31, 2024:

●	Revenues were $837,052 for the quarter ended March 31, 2024, compared to revenues of $688,024 million for the quarter ended March 31, 2023, representing an increase of 22%.

●	The Company reported net income of $96,473, or $0.01 per fully diluted share, for the quarter ended March 31, 2024, as compared to a net loss of $309,648, or ($0.03) per fully diluted share, for the quarter ended March 31, 2023, representing a 131% increase.

●	Income from operations was $128,909 for the quarter ended March 31, 2024, compared to a loss from operations of $23,386 for the quarter ended March 31, 2023, representing a 651% increase.

●	Cash provided by operating activities was $207,218 for the quarter ended March 31, 2024, compared to $3,589 for the quarter ended March 31, 2023.

●	Operating expenses were $708,143 for the quarter ended March 31, 2024, compared to $711,410 for the quarter ended March 31, 2023, representing a slight decrease.

●	The Company had cash on hand of $1.52 million as of March 31, 2024, compared to cash on hand of $3.1 million as of December 31, 2023. The decrease in cash position primarily reflects the Company’s acquisition of the Chicago, Illinois dispensary property.

Management Commentary:

“Our team continues to execute despite a difficult operating climate in the cannabis industry, achieving very impressive financial and operational results. The transition to a direct-to-consumer property investment model was demonstrated by our first quarter results, which saw a revenue increase of 22%, positive net income, and significant operating cash flow growth, evidencing what we believe is Zoned Properties’ firm trajectory of value generation and sustainable growth. In light of the discrepancy between our tangible book value and market capitalization, and our confidence in future growth, we are pleased to have initiated a share repurchase program to enhance shareholder value. Our capital allocation strategy will always be methodical and adaptable, and we think this is a great way to return capital to shareholders while progressing through our acquisition pipeline. A crucial element of our focused attention on direct-to-consumer real estate is the announcements related to our recent and upcoming acquisitions of significant dispensary assets with top-tier cannabis operators and the strategic listing of our non-core Chino Valley cultivation property for $16 million. This opens up the possibility of raising a sizable amount of non-dilutive capital, which would accelerate our growth initiatives significantly. Looking at the remainder of 2024, we are committed to our strategic growth path, with the expectation of continuing to post strong financial and operating results,” said Bryan McLaren, Chief Executive Officer of Zoned Properties.

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY) is a technology-driven property investment company focused on acquiring value-add real estate within the regulated cannabis industry in the United States. The Company aspires to innovate within the real estate development sector, focusing on direct-to-consumer real estate that is leased to the best-in-class cannabis retailers.

Headquartered in Scottsdale, Arizona, Zoned Properties is redefining the approach to commercial real estate investment through its standardized investment process backed by its proprietary property technology. Zoned Properties has developed a national ecosystem of real estate services to support its real estate development model, including a commercial real estate brokerage and a real estate advisory practice. With a decade of national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries. The Company targets commercial properties that face unique zoning or development challenges, identifies solutions that can potentially have a major impact on their commercial value, and then works to acquire the properties while securing long-term, absolute-net leases.

Zoned Properties targets commercial properties that can be acquired and rezoned for specific purposes, including the regulated and legalized cannabis industry. It does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties corporate headquarters are located at 8360 E. Raintree Dr., Suite 230, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com